NUTEX HEALTH REPORTS JUNE 30, 2025 SECOND QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
•Total revenue of $455.8 million for the first half of 2025 versus $143.5 million for the first half of 2024, an increase of 217.5%
•Net income attributable to Nutex Health Inc. of $3.5 million for the first half of 2025 versus net loss of $0.7 million for the first half of 2024, an increase of $4.2 million
•Diluted income per share of $0.55 for the first half of 2025 versus a loss per share of $0.15 for the first half of 2024
•EBITDA of $51.1 million for the first half of 2025 versus $15.6 million for the first half of 2024, an increase of 227.4%
•Adjusted EBITDA of $144.4 million for the first half of 2025 versus $6.4 million for the first half of 2024, an increase of 2144.2%
•Net cash from operating activities of $78.2 million for the first half of 2025
•On August 14, 2025, the Board of Directors authorized a stock repurchase program of up to $25.0 million of the Company's common stock
HOUSTON, TX − (PRNewswire) – NOVEMBER 18, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), today announced financial results for the three and six months ended June 30, 2025. Nutex Health is a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in 11 states and primary care-centric, risk-bearing physician networks.
Financial highlights for the three months ended June 30, 2025:
•Total revenue increased $167.9 million to $244.0 million for the three months ended June 30, 2025 as compared to total revenue of $76.1 million for the same period in 2024, an increase of 220.7%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 203.2% in 2025 compared to 2024.
•Total stock-based compensation expense for the three months ended June 30, 2025 was $78.7 million, an increase of approximately $78.8 million compared to the same period in 2024. Approximately 99% of total stock-based compensation expense of $78.7 million is due to the one-time obligations for under-construction and ramping hospitals.
•Operating income for the three months ended June 30, 2025 was $33.7 million compared to $5.3 million for the same period in 2024, representing a $28.4 million improvement year over year.
•Net loss attributable to Nutex Health for the three months ended June 30, 2025 of $17.7 million as compared to net loss attributable to Nutex Health of $0.4 million for the same period in 2024. The $17.7 million in net loss includes non-cash stock-based compensation expense of $78.7 million, while the $0.4 million net loss includes no non-cash stock-based compensation expense.
•EBITDA attributable to Nutex Health of $(0.5) million, as compared to EBITDA attributable to Nutex Health of $8.5 million for the three months ended June 30, 2024, a decrease of 105.4%.
•Adjusted EBITDA attributable to Nutex Health of $71.6 million, as compared to Adjusted EBITDA attributable to Nutex Health of $6.8 million for the three months ended June 30, 2024.
•Total visits at the Hospital Division were 45,573 for the three months ended June 30, 2025, as compared to 41,208 for the same period in 2024, an increase of 4,365 or 10.6%. Visits at mature hospitals increased by 0.6% in the three months ended June 30, 2025 as compared to the same period in 2024.
•Net cash from operating activities of $27.3 million for the three months ended June 30, 2025.
•As of June 30, 2025, the Company had total assets of $841.0 million, including cash and cash equivalents of $96.7 million, and long-term debt, net of $20.5 million.
Financial highlights for the six months ended June 30, 2025:
•Total revenue increased $312.2 million to $455.8 million for the six months ended June 30, 2025 as compared to total revenue of $143.5 million for the same period in 2024, an increase of 217.5%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 195.2% in 2025 compared to 2024.
•Total stock-based compensation expense for the six months ended June 30, 2025 was $106.4 million, an increase of approximately $106.4 million compared to the same period in 2024. Approximately 99% of total stock-based compensation expense of $106.4 million is due to the one-time obligations for under-construction and ramping hospitals.

•Operating income for the six months ended June 30, 2025 was $114.3 million compared to $6.7 million for the same period in 2024, representing a $107.6 million improvement year over year.
•Net income attributable to Nutex Health for the six months ended June 30, 2025 of $3.5 million as compared to net loss attributable to Nutex Health of $0.7 million for the same period in 2024. The $3.5 million in net income includes non-cash stock-based compensation expense of $106.4 million, while the $0.7 million net loss includes no non-cash stock-based compensation expense.
•EBITDA attributable to Nutex Health of $51.1 million, as compared to EBITDA attributable to Nutex Health of $15.6 million for the six months ended June 30, 2024, an increase of 227.4%.
•Adjusted EBITDA attributable to Nutex Health of $144.4 million, as compared to Adjusted EBITDA attributable to Nutex Health of $6.4 million for the six months ended June 30, 2024.
•Total visits at the Hospital Division were 93,842 for the six months ended June 30, 2025, as compared to 81,276 for the same period in 2024, an increase of 12,566 or 15.5%. Visits at mature hospitals increased by 3.0% in the six months ended June 30, 2025 as compared to the same period in 2024.
•Net cash from operating activities of $78.2 million for the six months ended June 30, 2025.
Share Repurchase Program
On August 14, 2025, the Board of Directors authorized a stock repurchase program of up to $25.0 million of the Company’s common stock over the next six months. We anticipate executing this program opportunistically pending compliance with the Company's current reporting obligations.
The purpose of the share repurchase program is to increase shareholder value and offset dilution from the issuance of additional shares related to stock compensation obligations for under-construction and ramping hospitals. Pursuant to the stock repurchase program, the Company may repurchase, from time to time, up to an aggregate of $25.0 million of the its outstanding shares of common stock, exclusive of any fees, commissions or other expenses related to such repurchases. The stock repurchase program permits the Company to repurchase shares of common stock at any time or from time to time at management’s discretion in open market transactions made in accordance with the provisions of Rule 10b-18 and/or Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions or by other means in accordance with applicable securities laws.
The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time.
Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.
“We are pleased to report 217.5% revenue growth, Adjusted EBITDA attributable to Nutex Health of $144.4 million, a 643.5% increase in gross profit and a record high cash balance of $96.7 million, highlighting the company's continued financial strength and solid fundamentals as we execute on our growth plan for 2025,” stated Jon Bates, Chief Financial Officer of Nutex Health.
“The arbitration process that we started in 2024 is now an ongoing part of our revenue cycle management process. In addition, the Company believes its shares are currently undervalued, and our share repurchase program underscores our confidence in the long-term prospects of Nutex Health. We anticipate executing this program opportunistically over the next several months with the goal of driving increased earnings per share and total shareholder return,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.
For more details on the Company’s financial results for the three and six months ended June 30, 2025, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$96,733	$40,640
Restricted short-term investments	—	2,941
Accounts receivable	349,220	232,449
Accounts receivable - related parties	5,737	3,602
Inventories	2,275	2,850
Prepaid expenses and other current assets	19,060	9,997
Total current assets	473,025	292,479
Property and equipment, net	82,915	77,933
Operating lease right-of-use assets	27,751	27,872
Financing lease right-of-use assets	215,398	218,889
Intangible assets, net	14,880	15,530
Goodwill, net	13,919	13,919
Deferred tax assets	12,852	7,987
Other assets	288	711
Total assets	$841,028	$655,320

Liabilities and Equity
Current liabilities:
Accounts payable	$28,076	$9,614
Accounts payable - related parties	1,975	806
Lines of credit	7,859	3,554
Current portion of long-term debt	18,951	14,395
Operating lease liabilities, current portion	2,087	2,080
Financing lease liabilities, current portion	7,072	7,705
Accrued arbitration expenses	68,785	47,742
Accrued income tax expense	8,364	26,533
Accrued stock-based compensation	24,173	16,356
Accrued expenses and other current liabilities	27,532	25,440
Total current liabilities	194,874	154,225
Long-term debt, net	20,463	22,466
Operating lease liabilities, net	30,805	30,617
Financing lease liabilities, net	258,009	259,479
Total liabilities	504,151	466,787

Commitments and contingencies (Note 10)

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 6,595,109 and 5,511,452 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	7	6
Additional paid-in capital	588,699	489,409
Accumulated deficit	(353,456)	(356,976)
Nutex Health Inc. equity	235,250	132,439
Noncontrolling interests	101,627	56,094
Total equity	336,877	188,533
Total liabilities and equity	$841,028	$655,320

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
Revenue:
Hospital division	$236,302	$67,605	$440,249	$127,634
Population health management division	7,683	8,477	15,525	15,902
Total revenue	243,985	76,082	455,774	143,536

Operating costs and expenses:
Payroll	36,284	28,398	71,144	55,401
Contract services	61,109	9,505	99,764	20,825
Medical supplies	4,812	3,589	8,613	8,911
Depreciation and amortization	5,248	4,533	10,340	8,719
Other	11,608	7,496	22,651	16,962
Total operating costs and expenses	119,061	53,521	212,512	110,818

Gross profit	124,924	22,561	243,262	32,718

Corporate and other costs:
Stock-based compensation	78,747	(61)	106,389	(12)
Impairment of assets	—	3,474	—	3,474
Impairment of goodwill	—	3,197	—	3,197
General and administrative expenses	12,498	10,652	22,533	19,310
Total corporate and other costs	91,245	17,262	128,922	25,969

Operating income	33,679	5,299	114,340	6,749

Interest expense, net	5,678	5,054	11,798	9,499
Gain on warrant liability	—	(3,060)	—	(5,661)
Other (income) expense	4,269	(599)	7,594	(840)
Income before taxes	23,732	3,904	94,948	3,751

Income tax expense	7,588	894	27,998	1,283

Net income	16,144	3,010	66,950	2,468

Less: net income attributable to noncontrolling interests	33,841	3,374	63,430	3,196

Net income (loss) attributable to Nutex Health Inc.	$(17,697)	$(364)	$3,520	$(728)

Income (loss) per common share
Basic	$(2.95)	$(0.07)	$0.60	$(0.15)
Diluted	$(2.95)	$(0.07)	$0.55	$(0.15)

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$66,950	$2,468
Adjustment to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,340	8,719
Gain on warrant liability	—	(5,661)
Impairment of assets	—	3,474
Impairment of goodwill	—	3,197
Derecognition of goodwill	—	453
Stock-based compensation expense	106,389	(12)
Changes to deferred taxes	(4,865)	(2,341)
Debt accretion expense	504	579
Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts receivable	(116,768)	(2,149)
(Increase)/Decrease in Accounts receivable - related party	(2,135)	(425)
(Increase)/Decrease in Inventories	575	631
(Increase)/Decrease in Prepaid expenses and other current assets	(8,640)	(1,693)
(Increase)/Decrease in Operating right-of-use assets	121	162
Increase/(Decrease) in Accounts payable	19,334	(1,617)
Increase/(Decrease) in Accounts payable - related party	1,169	414
Increase/(Decrease) in Operating lease liabilities	194	(370)
Increase/(Decrease) in Accrued arbitration expenses	21,043	—
Increase/(Decrease) in Accrued income tax expense	(18,169)	—
Increase/(Decrease) in Accrued expenses and other current liabilities	2,180	10,482
Net cash provided by operating activities	78,222	16,311

Cash flows from investing activities:
Acquisitions of property and equipment	(815)	(1,292)
Proceeds from restricted short-term investment	2,941	—
Cash related to sale of business	—	(711)
Cash related to asset acquisition	(1,994)	—
Net cash used in investing activities	132	(2,003)

Cash flows from financing activities:
Proceeds from lines of credit	4,606	132
Proceeds from notes payable	258	4,915
Repayments of lines of credit	(301)	(594)
Repayments of notes payable	(5,697)	(6,157)
Repayments of finance leases	(2,593)	(1,440)
Proceeds from common stock issuance, net issuance costs	—	9,203
Members' contributions	242	301
Members' distributions	(18,776)	(1,862)
Net cash provided by (used in) financing activities	(22,261)	4,498
Net increase in cash and cash equivalents	56,093	18,806
Cash and cash equivalents - beginning of the period	40,640	22,002
Cash and cash equivalents - end of the period	$96,733	$40,808

Non-GAAP Financial Measures (Unaudited)
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.
We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.
We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense and any acquisition-related costs and impairments. Interest expense includes interest on lease liabilities, which is a component of total finance lease cost. A reconciliation of net income (loss) to Adjusted EBITDA is included below.
Beginning in the first quarter of 2025, we updated our presentation of Adjusted EBITDA to separately disclose finance lease payments related to leases under ASC 842. We believe this change provides greater transparency into our operating performance.
Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. Adjusted EBITDA follows (in thousands):

	Three Months Ended June 30,
	2025		2024
Reconciliation of net loss attributable to Nutex Health Inc. to Adjusted EBITDA:	(Updated)	(Prior)	(Updated)	(Prior)
Net loss attributable to Nutex Health Inc.	$(17,697)	$(17,697)	$(364)	$(364)
Depreciation and amortization	5,248	5,248	4,533	4,533
Interest expense, net	5,678	5,678	5,055	5,055
Income tax expense	7,588	7,588	893	893
Allocation to noncontrolling interests	(1,275)	(1,275)	(1,628)	(1,628)
EBITDA	(458)	(458)	8,489	8,489
Gain on warrant liability	—	—	(3,060)	(3,060)
Impairment of assets	—	—	3,474	3,474
Impairments of goodwill	—	—	3,197	3,197
Finance lease payments(1)	(6,675)	—	(5,191)	—
Stock-based compensation	78,747	78,747	(61)	(61)
Adjusted EBITDA	$71,614	$78,289	$6,848	$12,039

	Six Months Ended June 30,
	2025		2024
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:	(Updated)	(Prior)	(Updated)	(Prior)
Net income (loss) attributable to Nutex Health Inc.	$3,520	$3,520	$(728)	$(728)
Depreciation and amortization	10,340	10,340	8,719	8,719
Interest expense, net	11,798	11,798	9,499	9,499
Income tax expense	27,998	27,998	1,283	1,283
Allocation to noncontrolling interests	(2,572)	(2,572)	(3,172)	(3,172)
EBITDA	51,084	51,084	15,601	15,601
Gain on warrant liability	—	—	(5,661)	(5,661)
Impairment of assets	—	—	3,474	3,474
Impairment of goodwill	—	—	3,197	3,197
Finance lease payments(1)	(13,038)	—	(10,163)	—
Stock-based compensation	106,389	106,389	(12)	(12)
Adjusted EBITDA	$144,435	$157,473	$6,436	$16,599
(1)Finance lease payments consist of cash payments for financing leases under ASC 842, which should be deducted from EBITDA. We believe this change is useful to investors to evaluate the ongoing operating performance of our business.

About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 24 facilities in 11 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements
Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025 under the heading “Risk Factors” in Part II, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.
FOR ADDITIONAL INFORMATION:
Nutex Health, Inc.
Jennifer Rodriguez – Investor Relations
investors@nutexhealth.com
– Media Contact
jrodriguez@nutexhealth.com